Exhibit 10.1
FIFTH AMENDMENT OF LEASE

THIS FIFTH AMENDMENT OF LEASE ("Fifth Amendment") is made and entered into effective as of 7th  day of February, 2011 by and between CSM INVESTORS, INC., a Minnesota corporation ("Landlord") and SYNOVIS LIFE TECHNOLOGIES, INC., a Minnesota corporation ("Tenant").

RECITALS

A.
Landlord and Tenant are parties to a Lease dated February 28, 1995, as amended by that certain First Amendment of Lease dated September 23, 2002, as further amended by that certain Second Amendment of Lease dated January 1, 2004, as further amended by that certain Third Amendment of Lease dated August 1, 2005, and as further amended by that certain Fourth Amendment of Lease dated August 4, 2008 (collectively, the “Lease“), pursuant to which Tenant leases from Landlord the Premises, consisting of approximately 65,022 square feet (comprised of 40,120 square feet of office space, 18,436 square feet of lab space, and 6,466 square feet of warehouse space) within the WESTGATE BUSINESS CENTER PHASE IV located at 2575 University Avenue West, Suite 180, St. Paul, Minnesota, as more particularly described in the Lease.

B.	The parties wish to amend certain terms and conditions of the Lease as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

AGREEMENT

1.
Notwithstanding anything contained in the Lease to the contrary, Tenant shall be entitled to construct, install and maintain a generator (“Generator”) to be located outside the Premises at the location shown and in accordance with the plan attached hereto as EXHIBIT A, and Landlord hereby consents to such construction, installation and maintenance as limited herein.

2.	Prior to construction, Tenant will secure all necessary permits and approvals as required by any and all government agencies requiring such permits and approvals.

Tenant will be responsible for all expenditures related to the construction and continuing operation of the generator, and will hold the Landlord harmless of any liens and/or financial responsibility whatsoever.

Tenant assures Landlord that all work associated with the generator will be completed by qualified, licensed and insured contractors or good reference and that all work will be completed in a professional workmanlike manner in accordance with all safety, building code and American’s with Disability Act requirements.

3.
Landlord reserves the right to relocate the generator at the expense of Landlord; however, if a governmental agency requests that the generator be dismantled, moved or modified, any and all expenses shall be the responsibility of Tenant.

4.
Upon expiration or termination of the Lease, Tenant at its sole cost and expense shall be responsible for removing the Generator, the related piping and fixtures and otherwise restoring the property to its original condition.

5.
At its sole cost and expense, Tenant shall be responsible for maintaining the generator and related structures in accordance with all applicable laws, rules, regulations, codes or ordinances, prior to using the generator, to the extent required by law.  Tenant shall obtain approval for the construction and use thereof from any applicable authorities and shall provide Landlord with evidence of such approval of the generator.  Tenant further agrees to construct solid material posts around the generator to protect it from possible damage or injury from vehicles.

6.
As provided in this Lease, Tenant hereby indemnifies and holds Landlord harmless from any and all losses, costs, claims or damages incurred by Landlord and arising from or related to Tenant’s construction, use or operation of the generator.

7.
Except as otherwise provided herein, all capitalized terms used herein shall have the meaning ascribed to them in the Lease.  Except as specifically modified herein, all of the covenants, conditions, and obligations under the Lease shall remain unchanged and in full force and effect.  In the event of a conflict between the terms of the Lease and this Fifth Amendment, the terms of this Fifth Amendment shall prevail. This Fifth Amendment shall be binding upon the parties hereto and their respective successors and assigns.  This Fifth Amendment may be executed in one or more counterparts each of which when so executed and delivered shall constitute an original, but together said counterparts shall constitute one and the same instrument.  Execution copies of this Fifth Amendment may be delivered by facsimile, and the parties hereto agree to accept and be bound by facsimile signatures hereto.  The signature of any party on a facsimile document, for purposes hereof, is to be considered to have the same binding effect as an original signature on an original document.  At the request of either party, any facsimile document is to be re-executed in original form by the party who executed the original facsimile document.  Neither party may raise the use of a facsimile machine or the fact that any signature was transmitted through the use of a facsimile machine as a defense to the enforcement of this Fifth Amendment.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the day and year first above written.

LANDLORD:		TENANT:

CSM INVESTORS, INC.		SYNOVIS LIFE TECHNOLOGIES, INC.

By:	/s/ Thomas P. Palmquist	By:	/s/ Brett Reynolds
Print Name:	Thomas P Palmquist	Print Name:	Brett Reynolds
Print Title:	Vice President	Print Title:	VP of Finance and CFO

EXHIBIT A

6'-0" HIGH
GALVANIZED
CYCLONE FENCE
WITH GATE
PROVIDE 36" CLEAR
AROUND GENERATOR
GENERATOR
ENCLOSURE-PAINT
NEUTRAL COLOR TO
COMPLIMENT
BUILDING
3'-0"
16'-4"
3'-0"
3'-0"
7'-10"
3'-0"
FLOOR PLAN

SYNOVIS GENERATOR

WESTGATE IV BUSINESS CENTER

DATE: JANUARY 31, 2011
DRAWN BY: JOHN FERNER

CSM

PR-2